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                                                                   EXHIBIT 10.13

                                                                  EXECUTION COPY


                  AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

               THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT, (this "Amendment") made as of the 9th day of February, 2000, by and among printCafe, Inc. ("Buyer"), a Delaware corporation and the successor by merger to Prograph Systems, Inc., a Pennsylvania corporation ("Prograph"), and the shareholders of Programmed Solutions, Inc, a Connecticut corporation ("PSI") set forth on the signature page hereof (each, a "Shareholder," and collectively, the "Shareholders") amends the Stock Purchase Agreement among Prograph and the Shareholders dated as of January 13, 2000 (the "January 13th Agreement").

                                   BACKGROUND

               The Shareholders own all of the issued and outstanding capital stock (the "Stock") of PSI, which is engaged in the business of designing, producing, distributing and servicing production and systems management software and related products for the commercial printing industry.

               The Shareholders entered into a stock purchase agreement with Prograph as of January 13, 2000.

               Subsequent to January 13, 2000, Prograph merged with and into Buyer to "reincorporate" in Delaware as "printCafe, Inc.", and Buyer paid a deposit of $500,000 of the Aggregate Cash Consideration (as defined in the January 13th Agreement) to the Shareholders.

               The Shareholders and Buyer wish to amend certain provisions of the January 13th Agreement.

        NOW, THEREFORE, in consideration of the promises and of the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


1. Section 1.3 of the January 13th Agreement is hereby amended in its entirety as follows:

               1.3 The Purchase Price. The Aggregate Cash Consideration plus the Aggregate Buyer Shares shall comprise the Aggregate Purchase Price. The Per Share Purchase Price shall be equal to the quotient of the Aggregate Purchase Price divided by the total number of shares of Common Stock of PSI outstanding at the Closing. For purposes of this Agreement, "Aggregate Cash Consideration" equals $15,000,000.00, and "Aggregate Buyer Shares" means 1,724,138 shares of Buyer Common Stock. At the Closing, Buyer shall pay to the Shareholders interest on $14,500,000 at a rate of 8.5% per annum from and including February 1, 2000 to the Closing Date. Exhibit A hereto sets forth the number of shares of PSI Common Stock held by each Shareholder and the amount of the Aggregate Cash Consideration and the number of shares of the Aggregate Buyer Shares to be issued at the Closing to each Shareholder.

2. The parties hereto acknowledge and agree that no payment is due pursuant to
Section 1.4 of the January 13th Agreement.

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3. Section 5.2(e) of the January 13th Agreement is hereby amended in its entirety as follows:

               (e) The proposed financing of Buyer by Creo Products Inc., or an affiliate thereof, shall occur simultaneously with the Closing on substantially the terms previously disclosed to the Shareholders.

4. Section 5.3(a)(i) of the January 13th Agreement is hereby amended in its entirety as follows:

               (i) certificates of the Securityholder Agent, dated as of the Closing Date, confirming (1) the truth and correctness of all of the representations and warranties of the Shareholders contained in Article II herein as of the Closing Date and as of all times between the date hereof and the Closing Date, and (2) that all agreements and covenants of the Shareholders specified herein have been complied with, and (3) that no Shareholder has exercised or taken any action with a view to exercising any rights of rescission under the Pennsylvania Securities Act of 1972, as amended, with respect to the transactions contemplated hereby;

5. Section 5.3(b)(i) of the January 13th Agreement is hereby amended in its entirety as follows:

        (i) a wire transfer to the trust account of Tibbetts & Keating on behalf of the Shareholders in the amount of $13,500,000 plus the interest specified in
Section 1.3.

6. Section 6.1 of the January 13th Agreement is hereby amended in its entirety as follows:

        6.1 Indemnification by Shareholders and Buyer.

               (a) Subject to Section 6.2(a) below, from and after the Closing Date, the Shareholders shall indemnify and hold harmless PSI, Buyer and any of their affiliates, and their respective officers, directors, shareholders, representatives and agents (a "Buyer Indemnified Party") against, and reimburse such Buyer Indemnified Party for, any liability, damage, loss, obligation, demand, judgment, fine, penalty, cost or expense, including reasonable attorneys' fees and expenses, and the costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof (collectively "Damages") imposed on or reasonably incurred by such Buyer Indemnified Party as a result of any breach of any representation, warranty or covenant, on the part of the Shareholders set forth in Article II of this Agreement; provided, however, that no Shareholder shall be required to make any indemnification payments until and unless the amount of cumulative Damages incurred by Buyer Indemnified Parties exceeds $50,000.

               (b) Subject to Section 6.2(b) below, from and after the Closing Date, Buyer shall indemnify and hold harmless the Shareholders and any of their affiliates, and their respective, representatives and agents (a "Shareholder Indemnified Party") against, and reimburse such Shareholder Indemnified Party for, any Damages imposed on or reasonably incurred by such Shareholder Indemnified Party as a result of any breach of



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        any representation, warranty or covenant, on the part of Buyer set forth in Article III of this Agreement; provided, however, that Buyer shall not be required to make any indemnification payments until and unless the amount of cumulative Damages incurred by Shareholder Indemnified Parties exceeds $50,000.

7. Section 6.2 of the January 13th Agreement is hereby amended in its entirety as follows:

        6.2 Buyer Holdback; Limitations.

               (a) As the sole and exclusive remedy for satisfying Shareholders' indemnification obligations set forth in this Agreement, Buyer shall be entitled to hold back from the Closing proceeds $1,000,000 of the Aggregate Cash Consideration and 10% of the Aggregate Buyer Shares (the "Escrowed Proceeds"), to be held in escrow for a period of one year following the Closing Date (the "Expiration Date"). On the first anniversary of the Closing Date, if no Damages shall have been incurred during such one-year period, Buyer shall immediately turn over to each of the Shareholders the portion of the Escrowed Proceeds allocable to them.

               (b) For a one year period following the Closing Date, Buyer shall be required to provide up to $1,000,000 and 172,414 shares of Buyer's Common Stock as the sole and exclusive remedy for satisfying Buyer's indemnification obligations set forth in this Agreement.

               (c) Solely for purposes of this Section 6.2, the parties agree that each share of Buyer Common Stock shall be deemed to be worth the then current fair market value per share at any time that such shares are required to be valued for purposes of satisfying indemnity obligations.

8. Section 6.5 of the January 13th Agreement is hereby amended in its entirety as follows:

               6.5 Third-Party Claims. In the event an indemnified party becomes aware of a third-party claim which such party believes may result in a demand for indemnification hereunder, such party shall notify the Securityholder Agent, with a copy to the Escrow Agent, or Buyer, as the case may be, of such claim, and the indemnifying party (the Securityholder Agent, as representative for the Shareholders, or the Buyer, as the case may be), shall be entitled, at their expense, to participate in any defense of such claim. The indemnified party shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the indemnifying party, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim for indemnification. In the event that the indemnifying party has consented to any such settlement, such party shall have no power or authority to object under any provision of this Article VI to the amount of any claim by the indemnified party with respect to such settlement.

9. Section 7.2(b) of the January 13th Agreement is hereby amended in its entirety as follows:



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               (b) There shall be endorsed on the certificates evidencing the shares of Buyer Stock delivered at Closing a legend substantially similar to the following:

               "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ARE "RESTRICTED SECURITIES" AS DEFINED BY RULE 144 UNDER THE 1933 ACT. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE REQUIRING SUCH REGISTRATION, OR IN LIEU THEREOF, AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE ISSUER OF THE SHARES, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACTS."

10. Section 8 .2(a)(ii) and (iii) of the January 13th Agreement are hereby amended in their entirety as follows:

               (ii) by Buyer by written notice to the Securityholder Agent if any of the conditions set forth in Section 5.1 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. EST on February 8, 2000, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by it prior to the Closing; or

               (iii) by the Shareholders by written notice from the Securityholder Agent to Buyer if any of the conditions set forth in
        Section 5.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. EST on February 8, 2000, unless such failure shall be due to the failure of PSI or the Shareholders to perform or comply with any of the covenants, agreements or conditions to be performed or complied with by them prior to the Closing.

11. Section 8.7 of the January 13th Agreement is hereby amended in its entirety as follows:

               8.7 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:



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                      (a)    If to Buyer:

                                    Marc Olin
                                    c/o printCafe, Inc.
                                    40 24th Street, 5th Floor
                                    Pittsburgh, PA 15222

                             with copy to:

                                    Matthew D'Emilio
                                    c/o printCafe, Inc.
                                    40 24th Street, 5th Floor
                                    Pittsburgh, PA 15222

               1.1.1  If to the Securityholder Agent:

                                    Jonathan Taffler
                                    c/o Programmed Solutions, Inc.
                                    40 Richards Avenue
                                    Norwalk, Connecticut 06854


                             With copy to:

                                    David E. Martin, Esq.
                                    100 Park Avenue, 22nd Floor
                                    New York, New York 10017

                             and

                                    Mary Pierson Keating, Esq.
                                    Tibbetts & Keating
                                    43 Corbin Drive
                                    Darien, Connecticut 06820

                      Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address to the other parties in conformity with the provisions of this Section for the giving of notice.

12. The January 13th Agreement, as amended hereby, remains in full force and effect.



                            -Signature Page Follows-


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               IN WITNESS WHEREOF, the parties hereto have executed this
Amendment as of the date first above written.

"BUYER"


printCafe, Inc.



By:
   ------------------------------------------
   Marc Olin, President


"SHAREHOLDERS"



---------------------------------------------
               Jonathan Taffler


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               Bennett M. Sheppard




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               Douglas Belkofer




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               Steven D. Lala




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               Dennis Stroud



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Agreed, with respect to Section 6.3,

"ESCROW AGENT"
Chicago Title Insurance Company



BY:
   -------------------------------------------
NAME:
TITLE:



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